Exhibit 16.1
KYLE L. TINGLE, CPA, LLC
3145 E WARM SPRINGS ROAD #200
LAS VEGAS, NV 89120
(702) 450-2200

February 27, 2012

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

RE: Fresh Start Private Management, Inc.
File No. 000-54208

Commissioners:

We have read Item 4.01 of the Form 8-K/A dated February 27, 2012, of Fresh Start Private Management, Inc. and are in agreement with the statements contained therein insofar as they relate to our dismissal and our audits for the fiscal years ended December 31, 2010 and 2009 and our reviews of interim financial statements. We agree with the statements concerning our Firm in such Form 8-K. At this time, there are no accounting disagreements on the financial statements audited or reviewed by this firm and filed with the Securities and Exchange Commission. We are not in a position to agree or disagree with the statements contained therein in Item 4.01 regarding the engagement of another independent registered public accounting firm or the approval of such engagement by the Board of Directors of the registrant.

Sincerely,

/s/ Kyle L. Tingle CPA, LLC
Certified Public Accountants